EXHIBIT 99.1

J.JILL, INC. ANNOUNCES SECOND QUARTER 2025 RESULTS

Q2 FY25 Net Sales of $154.0 Million

Q2 FY25 Gross Margin of 68.4%

Provides Q3 FY25 Outlook

Quincy, Mass – September 3, 2025 – J.Jill, Inc. (NYSE:JILL) ("J.Jill" or the "Company") today announced financial results for the second quarter of fiscal year 2025.

Mary Ellen Coyne, Chief Executive Officer and President of J.Jill, Inc., commented “During the second quarter we saw sequential improvement in sales trends each month as traffic improved and customers responded positively to the summer sale period. In line with our operating model disciplines, we took actions in season to enter the second half of the year with inventories more aligned with current trends, and we are pleased with how our teams are continuing to navigate a very dynamic environment.”

Ms. Coyne continued, “My initial assessment has reinforced my conviction in J.Jill’s operating model and the valuable customer demographic we serve. As we look ahead, we are focused on realizing our brand’s untapped potential to expand our customer file by executing on a strategic framework focused on evolving our product assortment, enhancing our customer journey, and improving the way we work. We're excited to write the next chapter – building a stronger J.Jill, capitalizing on the areas that will drive sustainable, profitable growth that we believe will deliver enhanced shareholder value.”

For the second quarter ended August 2, 2025:

•
Net sales for the second quarter of fiscal 2025 decreased 0.8% to $154.0 million compared to $155.2 million for the second quarter of fiscal 2024.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 1.0% for the second quarter of fiscal 2025.
•
Direct to consumer net sales, which represented 46.4% of net sales, were down 2.2% compared to the second quarter of fiscal 2024.
•
Gross profit was $105.4 million compared to $109.4 million in the second quarter of fiscal 2024. Gross margin was 68.4% compared to 70.5% in the second quarter of fiscal 2024.
•
SG&A was $88.6 million compared to $86.3 million in the second quarter of fiscal 2024.
•
Operating income was $16.8 million compared to $23.0 million in the second quarter of fiscal 2024. Operating income margin for the second quarter of fiscal 2025 was 10.9% compared to 14.8% in the second quarter of fiscal 2024. Adjusted Income from Operations* was $19.6 million compared to $24.9 million in the second quarter of fiscal 2024.
•
Interest expense was $2.7 million compared to $3.7 million in the second quarter of fiscal 2024. Interest income was $0.5 million in the second quarter of fiscal 2025 and 2024.
•
During the second quarter of fiscal 2025, the Company recorded an income tax provision of $4.0 million compared to $3.1 million in the second quarter of fiscal 2024 and the effective tax rate was 27.7% compared to 27.3% in the second quarter of fiscal 2024.
•
Net Income was $10.5 million compared to $8.2 million in the second quarter of fiscal 2024. Net Income in the second quarter of fiscal 2024 included $8.6 million in expenses related to the loss on extinguishment of debt in the period.

•
Net Income per Diluted Share was $0.69 for the second quarter of fiscal 2025 compared to $0.54 in the second quarter of fiscal 2024. Adjusted Net Income per Diluted Share* in the second quarter of fiscal 2025 was $0.81 compared to $1.05 in the second quarter of fiscal 2024.
•
Adjusted EBITDA* for the second quarter of fiscal 2025 was $25.6 million compared to $30.2 million in the second quarter of fiscal 2024. Adjusted EBITDA margin* for the second quarter of fiscal 2025 was 16.6% compared to 19.4% in the second quarter of fiscal 2024.
•
The Company closed two stores in the second quarter of fiscal 2025. The store count at the end of the quarter is 247 stores compared to 244 stores at the end of the second quarter of fiscal 2024.

For the twenty-six weeks ended August 2, 2025:

•
Net sales for the twenty-six weeks ended August 2, 2025 decreased 2.9% to $307.6 million compared to $316.8 million for the twenty-six weeks ended August 3, 2024.
•
Total company comparable sales, which includes comparable store and direct to consumer sales, decreased by 3.5% for the twenty-six weeks ended August 2, 2025.
•
Direct to consumer net sales, which represented 46.6% of net sales, decreased 3.8% compared to the twenty-six weeks ended August 3, 2024.
•
Gross profit was $215.7 million compared to $227.1 million for the twenty-six weeks ended August 3, 2024. Gross margin was 70.1% compared to 71.7% for the twenty-six weeks ended August 3, 2024.
•
SG&A was $179.7 million compared to $175.4 million for the twenty-six weeks ended August 3, 2024. SG&A as a percentage of total net sales was 58.4% compared to 55.4% for the twenty-six weeks ended August 3, 2024.
•
Operating income was $35.8 million compared to $51.4 million for the twenty-six weeks ended August 3, 2024. Operating income margin for the twenty-six weeks ended August 2, 2025 was 11.7% compared to 16.2% for the twenty-six weeks ended August 3, 2024. Adjusted Income from Operations* was $41.2 million compared to $54.5 million for the twenty-six weeks ended August 3, 2024.
•
Interest expense was $5.5 million compared to $10.2 million for the twenty-six weeks ended August 3, 2024. Interest income was $0.9 million compared to $1.5 million for the twenty-six weeks ended August 3, 2024.
•
During the twenty-six weeks ended August 2, 2025, the Company recorded an income tax provision of $9.0 million compared to $9.3 million for the twenty-six weeks ended August 3, 2024 and the effective tax rate was 28.8% compared to 27.2% for the twenty-six weeks ended August 3, 2024.
•
Net Income was $22.2 million compared to $24.9 million for the twenty-six weeks ended August 3, 2024. Net Income in the twenty-six weeks ended August 3, 2024 included $8.6 million in expenses related to the loss on extinguishment of debt in the second quarter of fiscal 2024.
•
Net Income per Diluted Share was $1.45 compared to $1.69 for the twenty-six weeks ended August 3, 2024. Adjusted Net Income per Diluted Share* for the twenty-six weeks ended August 2, 2025 was $1.69 compared to $2.27 for the twenty-six weeks ended August 3, 2024.
•
Adjusted EBITDA* for the twenty-six weeks ended August 2, 2025 was $52.9 million compared to $65.8 million for the twenty-six weeks ended August 3, 2024. Adjusted EBITDA margin* for the twenty-six weeks ended August 2, 2025 was 17.2% compared to 20.8% for the twenty-six weeks ended August 3, 2024.
•
The Company closed five stores for the twenty-six weeks ended August 2, 2025.The store count at the end of the twenty-six weeks ended August 2, 2025 is 247 stores compared to 244 stores at the end of the second quarter of fiscal 2024.

Balance Sheet and Cash Flow Highlights

•
Inventory at the end of the second quarter of fiscal 2025 was $55.3 million compared to $52.7 million at the end of the second quarter of fiscal 2024.

•
Net Cash provided by Operating Activities for the thirteen weeks ended August 2, 2025, was $19.4 million compared to $16.4 million in the prior year period. Net Cash provided by Operating Activities for the twenty-six weeks ended August 2, 2025, was $24.7 million compared to $37.9 million for the twenty-six weeks ended August 3, 2024.
•
Free Cash Flow* for the thirteen weeks ended August 2, 2025, was $16.6 million compared to $14.1 million for the prior year period. Free Cash Flow* for the twenty-six weeks ended August 2, 2025, $19.2 million compared to $33.3 million for the twenty-six weeks ended August 3, 2024.
•
The Company ended the second quarter of fiscal 2025 with a cash balance of $45.5 million.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income to Adjusted EBITDA,” “Reconciliation of GAAP Operating Income to Adjusted Income from Operations,” “Reconciliation of GAAP Net Income to Adjusted Net Income,” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” for more information.

Share Repurchase Authorization

During the thirteen and twenty-six weeks ended August 2, 2025, the Company repurchased 68,440 and 255,240 shares of its common stock for an aggregate purchase price of $1.0 million and $4.5 million, respectively.

As of August 2, 2025, the Company had $20.0 million remaining under our currently authorized $25.0 million share repurchase program, which expires by December 6, 2026. The share repurchase program is expected to be funded through the Company’s existing cash and future free cash flow. The timing of any repurchases and the number of shares repurchased are subject to the discretion of the Company and may be affected by various factors, including general market and economic conditions, the market price of the Company’s common stock, the Company’s earnings, financial condition, capital requirements and levels of indebtedness, legal requirements, and other factors that management may deem relevant. The share repurchase program authorization does not obligate the Company to acquire any shares of its common stock and may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time through open market transactions, block trades, privately negotiated purchase transactions or other purchase techniques and may include purchases effected pursuant to one or more trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934.

Quarterly Dividend Payment

On June 3, 2025 the Board declared a quarterly cash dividend of $0.08 per share, payable on July 9, 2025 to stockholders of record of issued and outstanding shares of the Company’s common stock as of June 25, 2025.

Following the end of the second quarter of fiscal 2025, on August 27, 2025, the Board declared a cash dividend of $0.08 per share, payable on October 1, 2025 to stockholders of record of issued and outstanding shares of the Company’s common stock as of September 17, 2025.

Outlook

For the Third Quarter of Fiscal 2025, the Company expects the following:

•
Net Sales to be approximately flat to down low-single digits compared to fiscal 2024
•
Comparable Sales to be down low to mid-single digits compared to fiscal 2024
•
Adjusted EBITDA of $18.0 million to $22.0 million

The above guidance incorporates approximately $5.0 million of incremental cost impact from tariffs, net of vendor negotiated offsets, based on tariff policies in place as of September 2, 2025.

For Fiscal 2025, the Company continues to expect the following:

•
Total capital expenditures of $20.0 million to $25.0 million
•
Net new store growth of 1 to 5 new stores

Conference Call Information

A conference call to discuss second quarter 2025 results is scheduled for today, September 3, 2025, at 8:00 a.m. Eastern Time. Those interested in participating in the call are invited to dial (888) 596-4144 or (646) 968-2525 if calling internationally. Please dial in approximately 10 minutes prior to the start of the call and reference Conference ID 7311773 when prompted. A live audio webcast of the conference call will be available online at http://investors.jjill.com/Investors-Relations/News-Events/events.

A taped replay of the conference call will be available approximately two hours following the call and can be accessed both online and by dialing (800) 770-2030 or (609) 800-9909. The pin number to access the telephone replay is 7311773. The telephone replay will be available until September 10, 2025.

About J.Jill, Inc.

J.Jill is a national lifestyle brand that provides apparel, footwear and accessories designed to help its customers move through a full life with ease. The brand represents an easy, thoughtful and inspired style that celebrates the totality of all women and designs its products with its core brand ethos in mind: keep it simple and make it matter. J.Jill offers a high touch customer experience through over 200 stores nationwide and a robust ecommerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference herein.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•
Adjusted EBITDA, which represents net income plus (less) depreciation and amortization, income tax provision, interest expense, interest income, equity-based compensation expense, write-off of property and equipment, amortization of cloud-based software implementation costs, adjustment for exited retail stores, impairment of long-lived assets, loss on extinguishment of debt, and other non-recurring items, primarily consisting of non-ordinary course professional fees, non-employee share-based payments, CEO transition costs, and legal settlements and fees associated with certain non-recurring transactions and events. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results. We also use Adjusted EBITDA margin which represents, for any period, Adjusted EBITDA as a percentage of net sales.
•
Adjusted Income from Operations, which represents operating income plus (less) equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items. We present Adjusted Income from Operations because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income, which represents net income plus income tax provision, equity-based compensation expense, write-off of property and equipment, adjustment for exited retail stores, impairment of long-lived assets, and other non-recurring items. We present Adjusted Net Income because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Adjusted Net Income per Diluted Share represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Net Income per Diluted Share is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.
•
Free Cash Flow represents cash flow from operations less capital expenditures. Free Cash Flow is presented as a supplemental measure in assessing our liquidity, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative liquidity and operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. These non-GAAP measures should not be considered alternatives to, or substitutes for, Net Income, Income from Operations, Net Income per Diluted Share or Cash from Operations, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate these non-GAAP measures differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow to Net Income, Income from Operations, Net Income per Diluted Share and Cash from Operations, respectively, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA”, “Reconciliation of GAAP Operating Income to Adjusted Income from Operations”, “Reconciliation of GAAP Net Income to Adjusted Net Income” and “Reconciliation of GAAP Cash from Operations to Free Cash Flow” and not rely solely on Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Income from Operations, Adjusted Net Income, Adjusted Net Income per Diluted Share, Free Cash Flow or any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, expected market growth and any activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Such statements are often identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects,” “goal,” “target” (although not all forward-looking statements contain these identifying words) and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions and are not guarantees of future performance. Because forward-looking statements relate to the future, by their nature, they are inherently subject to a number of risks, uncertainties, potentially inaccurate assumptions and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in any forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding: (1) our sensitivity to changes in economic conditions and discretionary consumer spending; (2) the material adverse impact of pandemics, other health crises or natural disasters on our operations, business and financial results; (3) our ability to anticipate and respond to changing customer preferences, shifts in fashion and industry trends in a timely manner; (4) our ability to maintain our brand image, engage new and existing customers and gain market share; (5) the impact of operating in a highly competitive industry with increased competition; (6) our ability to successfully optimize our omnichannel operations, including our ability to enhance our marketing efforts and successfully realize the benefits from our investments in new technology, for example our recently implemented point-of-sale system and the forthcoming upgrade to our order management system; (7) our ability to use effective marketing strategies and increase existing and new customer traffic; (8) any interruptions in our foreign sourcing operations and the relationships with our suppliers and agents; (9) any increases in the demand for, or the price of, raw materials used to manufacture our merchandise and other fluctuations in sourcing and distribution costs; (10) any material damage or interruptions to our information systems; (11) our ability to protect our trademarks and other intellectual property rights; (12) our indebtedness restricting our operational and financial flexibility; (13) our ability to manage our inventory levels, size assortments and merchandise mix; (14) the fact that we are no longer a controlled company; (15) the impact of any new or increased tariffs; (16) our management succession plan; and (17) other factors that may be described in our filings with the Securities and Exchange Commission (the “SEC”), including the factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. We caution investors, potential investors and others not to place considerable reliance on the forward-looking statements in this press release and in the oral statements made by our representatives. Any such forward-looking statement speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

(Tables Follow)

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 2, 2025	August 3, 2024
Net sales	$153,987	$155,242
Costs of goods sold (exclusive of depreciation and amortization)	48,630	45,848
Gross profit	105,357	109,394
Selling, general and administrative expenses	88,569	86,314
Impairment of long-lived assets	5	58
Operating income	16,783	23,022
Loss on extinguishment of debt	—	8,570
Interest expense	2,733	3,724
Interest income	(498)	(538)
Income before provision for income taxes	14,548	11,266
Income tax provision	4,033	3,075
Net income and total comprehensive income	$10,515	$8,191
Net income per common share:
Basic	$0.69	$0.55
Diluted	$0.69	$0.54
Weighted average common shares:
Basic	15,254,411	14,906,662
Diluted	15,297,083	15,098,301

Cash dividends declared per common share	$0.08	$0.07

J.Jill, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Net sales	$307,611	$316,755
Costs of goods sold (exclusive of depreciation and amortization)	91,897	89,624
Gross profit	215,714	227,131
Selling, general and administrative expenses	179,657	175,426
Impairment of long-lived assets	212	311
Operating income	35,845	51,394
Loss on extinguishment of debt	—	8,570
Interest expense	5,522	10,160
Interest income	(886)	(1,526)
Income before provision for income taxes	31,209	34,190
Income tax provision	9,002	9,303
Net income and total comprehensive income	$22,207	$24,887
Net income per common share:
Basic	$1.45	$1.71
Diluted	$1.45	$1.69
Weighted average common shares:
Basic	15,284,442	14,581,796
Diluted	15,344,019	14,746,749

Cash dividends declared per common share	$0.16	$0.07

J.Jill, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share data)

	August 2, 2025	February 1, 2025
Assets
Current assets:
Cash and cash equivalents	$45,523	$35,427
Accounts receivable	6,478	5,017
Inventories, net	55,268	61,295
Prepaid expenses and other current assets	23,090	20,291
Total current assets	130,359	122,030
Property and equipment, net	52,485	55,325
Intangible assets, net	58,669	61,015
Goodwill	59,697	59,697
Operating lease assets, net	127,880	112,303
Other assets	7,418	7,329
Total assets	$436,508	$417,699
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$47,236	$51,980
Accrued expenses and other current liabilities	31,588	40,479
Current portion of operating lease liabilities	38,340	34,649
Total current liabilities	117,164	127,108
Long-term debt, net of discount and current portion	70,016	69,419
Deferred income taxes	12,657	9,389
Operating lease liabilities, net of current portion	114,129	104,751
Other liabilities	1,041	1,263
Total liabilities	315,007	311,930
Commitments and contingencies
Shareholders’ Equity
Common stock, par value $0.01 per share; 50,000,000 shares authorized; 15,502,455 and 15,344,053 shares issued at August 2, 2025 and February 1, 2025 respectively; and 15,227,384 and 15,324,222 shares outstanding at August 2, 2025 and February 1, 2025, respectively	157	153
Additional paid-in capital	240,830	242,781
Treasury stock, at cost, 275,071 and 19,831 shares at August 2, 2025 and February 1, 2025, respectively	(5,051)	(523)
Accumulated deficit	(114,435)	(136,642)
Total shareholders’ equity	121,501	105,769
Total liabilities and shareholders’ equity	$436,508	$417,699

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 2, 2025	August 3, 2024
Net income	$10,515	$8,191
Add (Less):
Depreciation and amortization	5,305	5,007
Income tax provision	4,033	3,075
Interest expense	2,733	3,724
Interest income	(498)	(538)
Adjustments:
Equity-based compensation expense (a)	1,506	1,696
Write-off of property and equipment (b)	44	51
Amortization of cloud-based software implementation costs (c)	661	244
Loss on extinguishment of debt (d)	—	8,570
Adjustment for exited retail stores (e)	—	(106)
Impairment of long-lived assets (f)	5	58
Other non-recurring items (g)	1,285	215
Adjusted EBITDA	$25,589	$30,187
Net sales	153,987	155,242
Adjusted EBITDA margin	16.6%	19.4%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents loss on the prepayment of a portion of the term loan (the “Term Loan Credit Agreement” and, such facility, the “Term Loan Facility”).
(e)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(g)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Net income	$22,207	$24,887
Add (Less):
Depreciation and amortization	10,654	10,834
Income tax provision	9,002	9,303
Interest expense	5,522	10,160
Interest income	(886)	(1,526)
Adjustments:
Equity-based compensation expense (a)	2,472	2,950
Write-off of property and equipment (b)	195	57
Amortization of cloud-based software implementation costs (c)	1,118	465
Loss on extinguishment of debt (d)	—	8,570
Adjustment for exited retail stores (e)	(232)	(615)
Impairment of long-lived assets (f)	212	311
Other non-recurring items (g)	2,660	438
Adjusted EBITDA	$52,924	$65,834
Net sales	$307,611	$316,755
Adjusted EBITDA margin	17.2%	20.8%

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents amortization of capitalized implementation costs related to cloud-based software arrangements that are included within Selling, general and administrative expenses.
(d)
Represents loss on the prepayment of a portion of the term loan (the “Term Loan Credit Agreement” and, such facility, the “Term Loan Facility”).
(e)
Represents noncash gains associated with exiting store leases earlier than anticipated.
(f)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(g)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Operating Income to Adjusted Income from Operations

(Unaudited)

(Amounts in thousands)

	For the Thirteen Weeks Ended
	August 2, 2025	August 3, 2024
Operating income	$16,783	$23,022
Add (Less):
Equity-based compensation expense (a)	1,506	1,696
Write-off of property and equipment (b)	44	51
Adjustment for exited retail stores (c)	—	(106)
Impairment of long-lived assets (d)	5	58
Other non-recurring items (e)	1,285	215
Adjusted income from operations	$19,623	$24,936

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Operating income	$35,845	$51,394
Add (Less):
Equity-based compensation expense (a)	2,472	2,950
Write-off of property and equipment (b)	195	57
Adjustment for exited retail stores (c)	(232)	(615)
Impairment of long-lived assets (d)	212	311
Other non-recurring items (e)	2,660	438
Adjusted income from operations	$41,152	$54,535

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(d)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(e)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Thirteen Weeks Ended
	August 2, 2025	August 3, 2024
Net income	$10,515	$8,191
Add: Income tax provision	4,033	3,075
Income before provision for income tax	14,548	11,266
Adjustments:
Equity-based compensation expense (a)	1,506	1,696
Write-off of property and equipment (b)	44	51
Loss on extinguishment of debt (c)	—	8,570
Adjustment for exited retail stores (d)	—	(106)
Impairment of long-lived assets (e)	5	58
Other non-recurring items (f)	1,285	215
Adjusted income before income tax provision	17,388	21,750
Less: Adjusted tax provision (g)	5,043	5,916
Adjusted net income	$12,345	$15,834
Adjusted net income per share:
Basic	$0.81	$1.06
Diluted	$0.81	$1.05
Weighted average number of common shares:
Basic	15,254,411	14,906,662
Diluted	15,297,083	15,098,301

(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the prepayment of a portion of the term loan.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(g)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the second quarter of fiscal 2025 and 27.2% for the second quarter of fiscal 2024.

J.Jill, Inc.

Reconciliation of GAAP Net Income to Adjusted Net Income

(Unaudited)

(Amounts in thousands, except share and per share data)

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Net income	$22,207	$24,887
Add: Income tax provision	9,002	9,303
Income before provision for income tax	31,209	34,190
Adjustments:
Equity-based compensation expense (a)	2,472	2,950
Write-off of property and equipment (b)	195	57
Loss on extinguishment of debt (c)	—	8,570
Adjustment for exited retail stores (d)	(232)	(615)
Impairment of long-lived assets (e)	212	311
Other non-recurring items (f)	2,660	438
Adjusted income before income tax provision	36,516	45,901
Less: Adjusted tax provision (g)	10,590	12,485
Adjusted net income	$25,926	$33,416
Adjusted net income per share:
Basic	$1.70	$2.29
Diluted	$1.69	$2.27
Weighted average number of common shares:
Basic	15,284,442	14,581,796
Diluted	15,344,019	14,746,749
(a)
Represents expenses associated with equity incentive instruments granted to our management and Board of Directors (the “Board”). Incentive instruments are accounted for as equity-classified awards with the related compensation expense recognized based on fair value at the date of the grant.
(b)
Represents net gain or loss on the disposal of fixed assets.
(c)
Represents loss on the prepayment of a portion of the term loan.
(d)
Represents non-cash gains associated with exiting store leases earlier than anticipated.
(e)
Represents impairment of long-lived assets related to right of use assets and leasehold improvements.
(f)
Represents items management believes are not indicative of ongoing operating performance, including CEO transition costs, non-ordinary course legal and professional fees, non-employee share-based payments, and legal settlements and fees.
(g)
The adjusted tax provision for adjusted net income is estimated by applying a rate of 29.0% for the second quarter of fiscal 2025 and 27.2% for the second quarter of fiscal 2024.

J.Jill, Inc.

Selected Cash Flow Information

(Unaudited)

(Amounts in thousands)

Summary Data from the Statement of Cash Flows

	For the Thirteen Weeks Ended
	August 2, 2025	August 3, 2024
Net cash provided by operating activities	$19,362	$16,381
Net cash used in investing activities	(2,752)	(2,248)
Net cash used in financing activities	(2,332)	(62,784)
Net change in cash and cash equivalents	14,278	(48,651)
Cash and cash equivalents and restricted cash:
Beginning of Period	31,608	77,485
End of Period (a)	$45,886	$28,834

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Net cash provided by operating activities	$24,698	$37,880
Net cash used in investing activities	(5,476)	(4,560)
Net cash used in financing activities	$(9,126)	(67,026)
Net change in cash and cash equivalents	10,096	(33,706)
Cash and cash equivalents and restricted cash:
Beginning of Period	35,790	62,540
End of Period (b)	$45,886	$28,834
(a)
Includes $0.4 million of restricted cash for the thirteen weeks ended August 2, 2025 and August 3, 2024. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the condensed consolidated balance sheets.
(b)
Includes $0.4 million of restricted cash for the twenty-six weeks ended August 2, 2025 and August 3, 2024. The Company recorded restricted cash in Prepaid expenses and other current assets as presented in the consolidated balance sheets.

Summary Data from the Statement of Cash Flows

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the consolidated statements of cash flows:

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Cash and cash equivalents	$45,523	$28,466
Restricted cash reported in Prepaid expenses and other current assets	363	368
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$45,886	$28,834

Reconciliation of GAAP Cash from Operations to Free Cash Flow

	For the Thirteen Weeks Ended
	August 2, 2025	August 3, 2024
Net cash provided by operating activities	$19,362	$16,381
Less: Capital expenditures (a)	(2,752)	(2,248)
Free cash flow	$16,610	$14,133

	For the Twenty-Six Weeks Ended
	August 2, 2025	August 3, 2024
Net cash provided by operating activities	$24,698	$37,880
Less: Capital expenditures (a)	(5,476)	(4,560)
Free cash flow	$19,222	$33,320
(a)
Capital expenditures reflects net cash used in investing activities, which includes capitalized interest and excludes cash received from landlords for tenant allowances.

Contacts:

Investor Relations:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Business and Financial Media:

Ariel Kouvaras

Sloane & Company

akouvaras@sloanepr.com

973-897-6241